Exhibit 99.1

CONTACT

Internet America, Inc.	February 3, 2005

William E. Ladin, Jr.

214-861-2500

investor.relations@airmail.net

FOR IMMEDIATE RELEASE

Internet America Announces the Resignation of David Allard

Dallas, February 3, 2005 (OTC Bulletin Board: GEEK—News) – Internet America, Inc. announced that David Allard resigned his position as Executive Vice President of the company on February 2, 2005 in order to pursue other interests.

“David helped me during my first year here to smooth the transition into the role of CEO at Internet America, and played a leading role in our effort to rebuild our management team,” said Billy Ladin, CEO. “We wish him the best.”

About Internet America

Internet America is a leading Internet service provider primarily serving the Texas market. Based in Dallas, Internet America offers businesses and individuals a full range of Internet services, including dedicated high-speed DSL access, dial-up access, Web hosting and self-managed server options. Internet America focuses on the speed and quality of its Internet services and its commitment to providing excellent customer care. Additional information on Internet America is available on the Company’s Web site at http://www.InternetAmerica.com.

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